Exhibit 99.1

DIRECTORS RESOLUTIONS

OF

Reliant Service Inc.

(the “Company”)

WHEREAS:

A.	Stanislav Augustin has consented to step down as an officer and as a Member of the Board of Directors of the Company. However, Mr. Augustin will remain as Chief Executive Officer until the filing of the Form 10-Q for the period ending April 30, 2018, at which point he will automatically step down as Chief Executive Officer of the Company.

B.	ZHU Ming, has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company. However, Mr. Augustin will remain as Chief Executive Officer until the filing of the Form 10-Q for the period ending April 30, 2018, at which point he will automatically step down as Chief Executive Officer of the Company. At such point, ZHU Ming shall assume the role of CEO.

BE IT RESOLVED THAT:

C.	Stanislav Augustin stepped down as an officer and as a Member of the Board of Directors of the Company. However, Mr. Augustin will remain as Chief Executive Officer until the filing of the Form 10-Q for the period ending April 30, 2018, at which point he will automatically step down as Chief Executive Officer of the Company.

D.	ZHU Ming, has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company. However, Mr. Augustin will remain as Chief Executive Officer until the filing of the Form 10-Q for the period ending April 30, 2018, at which point he will automatically step down as Chief Executive Officer of the Company. At such point, ZHU Ming shall assume the role of CEO.

Effective date: May 10, 2018

/s/ Stanislav Augustin
Stanislav Augustin

/s/ ZHU Ming
ZHU Ming

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